UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2007

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Sixth Amendment to Lease and Development Agreement for River City Project

On November 26, 2007, Pinnacle Entertainment, Inc., a Delaware corporation (“Pinnacle”), and the St. Louis County Port Authority (the “St. Louis County”) entered into a Sixth Amendment (the “Sixth Amendment”) to the Lease and Development Agreement, dated as of August 12, 2004, as amended from time to time (the “Development Agreement”), relating to Pinnacle’s River City project. The Sixth Amendment provides that the project is to be developed in two phases. In the first phase, Pinnacle is required to invest $375 million to (a) construct a gaming and multi-use facility; (b) perform environmental remediation on the site of the project; (c) contribute $5.1 million for the construction of community and recreational facilities, which amount was paid upon execution of the Sixth Amendment; (d) develop and construct a hatch shell on the Park Property (as defined in the Development Agreement); and (e) construct a roadway into the project. In the second phase, Pinnacle is required to invest $75 million to construct a hotel with a minimum of 100 rooms and other amenities to be mutually agreed upon by Pinnacle and the St. Louis County. Prior to the Sixth Amendment, Pinnacle was required to invest at least $300 million in the River City project and had indicated previously in its periodic reports filed with the Securities and Exchange Commission that it intended to invest $375 million. The Sixth Amendment provides that Pinnacle must commence the aforementioned construction of the gaming facilities and the roadwork by December 31, 2007 and the gaming facilities must be complete and open to the public by May 1, 2009. In the event the second phase is not opened within three years from the date of the casino opening, Pinnacle is required to pay liquidated damages of $2 million beginning on January 2, 2013. In each subsequent year that the second phase is not opened, the amount of liquidated damages increases by $1 million: $3 million in 2014, $4 million in 2015, $5 million in 2016 and $6 million in 2017. As a result, the maximum amount of liquidated damages that Pinnacle would have to pay if the second phase is not completed is $20 million.

The other material terms of the Development Agreement are unchanged by the Sixth Amendment. The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the Sixth Amendment, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Ground Lease With Option to Purchase for Sugarcane Bay Project

On November 29, 2007, PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company and wholly-owned subsidiary of Pinnacle (“PNK (Lake Charles)”), and Lake Charles Harbor & Terminal District (the “District”) executed a Ground Lease Agreement With Option to Purchase (the “Lease Agreement”), effective as of August 1, 2007, relating to Pinnacle’s Sugarcane Bay project. Pursuant to the terms of the Lease Agreement, PNK (Lake Charles) agreed to lease approximately 234 acres of unimproved land from the District upon which the Sugarcane Bay project will be constructed. The Lease Agreement calls for annual payments of $1,169,800 for the first five years, commencing upon the opening of the resort casino, with a maximum annual increase thereafter of 5%. Prior to the opening of the resort casino, PNK (Lake Charles) is obligated to pay to the District one-half of the annual rental amount commencing on the earlier of December 31, 2007 or the date that certain conditions have been met as specified in the Lease Agreement. The Lease Agreement has an initial term of 10 years, commencing on the opening of the resort casino, with six renewal options of 10 years each. PNK (Lake Charles) must commence construction of the project within twelve months from August 1, 2007, and the project must be completed within 36 months from commencement of construction, except as otherwise provided under the Lease Agreement. In the event that the project is not completed within 36 months from commencement of construction, PNK (Lake Charles) is obligated to pay $10 million in liquidated damages to the District. In addition, pursuant to the terms of the Lease Agreement, PNK (Lake Charles) agreed to purchase 50 acres of the project site for $5 million. The location of the acreage is to be determined by PNK (Lake Charles), which must be done prior to the opening of the resort casino.

On November 29, 2007, Pinnacle entered into a Guaranty Agreement (the “Guaranty Agreement”), effective as of August 1, 2007, with the District in connection with the Lease Agreement. Pursuant to the terms of the Guaranty Agreement, Pinnacle guaranteed the performance of PNK (Lake Charles) under the Lease Agreement.

The foregoing descriptions of the Lease Agreement and Guaranty Agreement do not purport to be complete and are qualified in their entirety by reference to the Lease Agreement and Guaranty Agreement, which are attached as Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

General Contractor Agreement for Sugarcane Bay Project

On November 27, 2007, PNK (SCB), L.L.C., a Louisiana limited liability company and a wholly-owned subsidiary of Pinnacle (“PNK (SCB)”) and Manhattan Construction Company (the “Contractor”) entered into a Standard Form of Agreement between Owner and Contractor, as supplemented (the “General Contractor Agreement”). The General Contractor Agreement provides the general terms for construction of Pinnacle’s Sugarcane Bay project with a number of terms to be determined at a later date, including, but not limited to, the scope of the work to be completed, the date that construction is to commence and the guaranteed maximum price of the construction of the project. The General Contractor Agreement provides that once a guaranteed maximum price is established, the amounts incurred under the General Contractor Agreement shall be applied to such maximum price, subject to certain exceptions. The General Contractor Agreement also provides that the project must be substantially complete not later than 547 days from the date of commencement of the work.

The foregoing description of the General Contractor Agreement does not purport to be complete and is qualified in its entirety by reference to the General Contractor Agreement, which is attached as Exhibit 10.4 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Sixth Amendment to Lease and Development Agreement, dated November 26, 2007, by and between the St. Louis County Port Authority and Pinnacle Entertainment, Inc.

Exhibit 10.2	Ground Lease Agreement, effective as of August 1, 2007, by and between PNK (LAKE CHARLES), L.L.C. and Lake Charles Harbor & Terminal District.

Exhibit 10.3	Guaranty Agreement, effective as of August 1, 2007, by and between Pinnacle Entertainment, Inc. and Lake Charles Harbor & Terminal District.

Exhibit 10.4	Standard Form of Agreement, dated November 27, 2007, between Owner and Contractor by and between PNK (SCB), L.L.C. and Manhattan Construction Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: November 30, 2007	By:	/s/ John A. Godfrey
John A. Godfrey
Executive Vice President, Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Sixth Amendment to Lease and Development Agreement, dated November 26, 2007, by and between the St. Louis County Port Authority and Pinnacle Entertainment, Inc.

Exhibit 10.2	Ground Lease Agreement, effective as of August 1, 2007, by and between PNK (LAKE CHARLES), L.L.C. and Lake Charles Harbor & Terminal District.

Exhibit 10.3	Guaranty Agreement, effective as of August 1, 2007, by and between Pinnacle Entertainment, Inc. and Lake Charles Harbor & Terminal District.

Exhibit 10.4	Standard Form of Agreement, dated November 27, 2007, between Owner and Contractor by and between PNK (SCB), L.L.C. and Manhattan Construction Company.